                            W.C. HANSON
                       12161 - 228th Street
                   Maple Ridge, British Columbia
                          Canada  V2X 6M2



COPPER VALLEY MINERALS LTD.
Vancouver,  British Columbia



                 CONSENT OF GEOLOGICAL CONSULTANT
                 --------------------------------


I hereby consent to the inclusion of my report dated June 12, 1999 entitled "Summary Report on the New York Canyon Property of
Kleinebar Resources Ltd." with the Form 10-SB Registration
Statement to be filed by Copper Valley Minerals Ltd. with the United States Securities and Exchange Commission.




Dated the 18th day of August, 1999





\s\ W.C. Hanson
--------------------
W.C. Hanson,
Consulting Geologist